Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-194123) of Neurocrine Biosciences, Inc.,

(2)	Registration Statements (Form S-8 Nos. 333-105907, 333-135909, 333-147120, 333-152689, and 333-160934) pertaining to the 2003 Incentive Stock Plan, as amended, of Neurocrine Biosciences, Inc.,

(3)

Registration Statement (Form S-8 No. 333-127214) pertaining to the Employment Commencement Nonstatutory Stock Option with Richard Ranieri and 2003 Incentive Stock Plan, as amended, of Neurocrine Biosciences, Inc.,

(4)

Registration Statement (Form S-8 No. 333-118773) pertaining to the Employment Commencement Nonstatutory Stock Option and 2003 Incentive Stock Plan, as amended May 25, 2004 and August 2, 2004, of Neurocrine Biosciences, Inc.,

(5)	Registration Statements (Form S-8 Nos. 333-175889, 333-190178, and 333-197916) pertaining to the 2011 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(6)	Registration Statement (Form S-8 Nos. 333-199837) pertaining to the Inducement Plan of Neurocrine Biosciences, Inc., and

(7)	Registration Statement (Form S-8 No. 333-205933) pertaining to the 2011 Equity Incentive Plan and Inducement Plan of Neurocrine Biosciences, Inc.;

of our reports dated February 11, 2016, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc., and the effectiveness of internal control over financial reporting of Neurocrine Biosciences, Inc., included in this Annual Report (Form 10-K) of Neurocrine Biosciences, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Diego, California

February 11, 2016